EXHIBIT 10.1

THE COMPANIES (GUERNSEY) LAWS, 1994 and 1996, as amended

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION(1)

of

HPFM (BECKET HOUSE) LIMITED

INTERPRETATION

1                                          In these presents the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context -

Words

Meanings

“Additional Capital Contribution”	any subscription for additional shares in the Company approved under Articles 103(2) and/or 103(4) and/or 103(20).

“Attorney”	includes proxy and vice versa.

“BH Entity”	Behringer Harvard Becket House LLC, a US limited liability company indirectly wholly owned by Behringer Harvard Opportunity REIT I, Inc. and a shareholder of HPFM (Becket House) Limited.

“Board”	the Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present.

“Code”	the United States Internal Revenue Code of 1986, as amended.

“Director”	includes an Alternate Director.

“Dividend”	includes bonus.

“Executors”	includes Administrators.

“Extraordinary Resolution”	the same meaning as Special Resolution except that it shall not be necessary to send a copy thereof to H.M. Greffier.

“Fair Value”	is as determined by the Auditor in accordance with Article 48.

“Investor Consent”	the approval in writing of the holders of 90% of the Ordinary Shares.

“Liquidator”	includes joint liquidators.

“Lock-in Period”	the period beginning on 3rd October and ending eighteen (18) months thereafter.

“Month”	calendar month.

(1) Adopted pursuant to Special Resolution passed on 23 November 2007

“Office”	the registered office for the time being of the Company.

“Official Seal”	a facsimile of the Common Seal for use outside the Island of Guernsey in accordance with these presents and the Statutes.

“Operating Budget”	the annual operating budget of the Company approved by Investor Consent.

“Ordinary Resolution”	a resolution of the Company in General Meeting passed by a simple majority of the votes of the members entitled to vote and voting in person or by Attorney or by Proxy at the Meeting.

“Original Capital”	the Capital specified in the Memorandum of Association of the Company.

“these presents”	these Articles of Association as now framed and from time to time altered by Special Resolution.

“Probate”	includes Letters of Administration.

“Property”	any real property that is owned directly or indirectly by the Company.

“Register”	the Register of Members to be kept pursuant to the Statutes.

“REIT”	the Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation that has elected to be taxable for federal income tax purposes as a real estate investment trust under the Code.

“REIT Prohibited Transactions”	any of the actions specifically set forth in Article 165.

“Seal”	the Common Seal (if any) of the Company.

“Secretary”	includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of Secretary of the Company.

“Special Resolution”	the meaning assigned to it by the Statutes.

“The Statutes”	every Order in Council, Act or Ordinance for the time being in force concerning limited liability companies registered in Guernsey and affecting the Company.

Words importing the singular number only shall include the plural number and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.

Expressions referring to writing shall be construed as including references to any mode of representing or reproducing words in a visible form.

The expressions “debenture” and “debenture holder” shall include debenture stock and debenture stockholder respectively.

2                                          Subject to the preceding Article, any words defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these presents.

BUSINESS

3                                          Any branch or kind of business which by the Memorandum of Association of the Company, or by the Statutes or by these presents, is either expressly or by implication authorised to be undertaken by the Company may be so undertaken at such time or times as the Board thinks fit, and further suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

SHARES

4                                          The Share Capital of the Company at the date of adoption of these Articles is £10,000 divided into 10,000 shares of £1 each.

5                                          (1)                               Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by Ordinary Resolution determine, and subject to and in default of such determination as the Board may determine.

(2)                                  The Company may issue fractions of a share in accordance with the Statutes.

6                                          Subject to the provisions of the Statutes

(1)                               any preference shares may, with the sanction either of the Board or an Ordinary Resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Ordinary Resolution determine, and subject to and in default of such determination as the Board may determine;

(2)                               the Company may purchase its own shares and it may make a payment in respect of such purchase otherwise than out of distributable profits or the proceeds of a fresh issue of shares;

(3)                               the Company is authorised to give financial assistance (as defined in section 2 of the Companies (Financial Assistance for Acquisition of Own Shares) Ordinance, 1998) directly or indirectly in connection with the acquisition of its own shares.

7                                          If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of the shares of the class. To every such separate General Meeting the provisions of these regulations relating to General Meetings shall apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

8                                          The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9                                          Subject to the provisions of article 103, the unissued shares from time to time in the capital of the Company shall be at the disposal of the Board, which may (subject to the provisions of the Statutes) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions and at such times as it thinks fit, but so that no share shall be issued at a discount, except in accordance with the provisions of the Statutes, and so that the amount payable on application on each share shall not be less than such percentage of the nominal amount of the share that shall be fixed by the Board from time to time.

10                                  The Company, or the Board on behalf of the Company, may pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional for any shares in the Company, provided that the rate per cent of the commission or the amount thereof shall be duly disclosed in accordance with the Statutes and shall not exceed such percentage of the price at which the shares are issued as the Board may from time to time determine, or an amount equal thereto as the case may be, and so that if the commission shall be paid or payable out of capital, the statutory conditions and requirements shall be observed and complied with. Such commission may, if thought fit, be paid in fully-paid shares. The Company may also pay such brokerages as may be lawful.

11                                  Except as ordered by a court of competent jurisdiction or as required by law the Company shall not be affected or bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or (except only as by these presents or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder and that whether or not such share shall be entered in the Register as held in trust, nor shall the Company be bound to see to the execution of any trust, whether express, implied or constructive, to which any share may be subject.

STOCK

12                                  The Company may by Ordinary Resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

13                                  The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Board may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

14                                  The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

15                                  Such of the regulations of the Company as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”, and the words “share certificate” shall include “stock certificate” unless the context otherwise requires.

SHARE CERTIFICATES

16                                  Every person shall be entitled:

(1)                                without payment to one certificate for all his shares of each class and when part only of the shares comprised in a certificate is sold or transferred, to a new certificate for the remainder of the shares so comprised; or

(2)                                upon payment of such sum as the Board shall from time to time determine, to several certificates, each for one or more of his shares of any class.

Every certificate shall be issued within one month after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) and shall specify the shares to which it relates and the amount paid up thereon and the distinguishing numbers (if any).

17                                  In respect of a share held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

18                                  If a share certificate be defaced, lost or destroyed, it may be renewed on payment of such fee and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company of investigating evidence as the Board thinks fit.

LIEN

19                                  The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his estate to the Company, and that whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member and whether the time for payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person whether a member of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. But the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article.

20                                  The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the shares, or the person entitled thereto by reason of the death or bankruptcy of such registered holder.

21                                  To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The Purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

22                                  The net proceeds of the sale shall be received by the Company and applied in or towards payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

23                                  The Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

24                                  A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by instalments.

25                                  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

26                                  If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 20 per cent per annum as the Board may determine, but the Board shall be at liberty to waive payment of such interest either wholly or in part.

27                                  Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these presents be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these presents as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

28                                  The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

29                                  The Board may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate (subject to the direction of the Company in General Meeting) as may be agreed upon between the Board and the member paying such sum in advance. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE AND SURRENDER OF SHARES

30                                  If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon, and any expenses which may have been incurred by the Company by reason of such non-payment.

31                                  The notice shall name a further day, not being earlier than the expiration of twenty-one days from the date of service of the notice, on or before which the payment required by the notice is to be made, and the place where the payment required by the notice is to be made (the place so named being either the Office or some other place at which calls of the Company are usually made payable), and shall state that in the event of non-payment at or before the time and at the place appointed the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

32                                  If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

33                                  When any share has been forfeited in accordance with these presents, notice of the forfeiture shall forthwith be given to the holder of the share, or the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given, and of the forfeiture with the date thereof, shall forthwith be made in the Register opposite to the entry of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

34                                  A forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board shall think fit, with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

35                                  A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares with interest at such rate as the Board may determine, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. The Board may enforce payment without any allowance for the value of the shares at the time of forfeiture.

36                                  The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the shareholder whose share is forfeited and the Company, except only such of those rights and liabilities as are by these presents expressly saved.

37                                  The Board may accept from any member, on such terms and conditions as shall be agreed, a surrender of any shares in respect of which there is a liability for payment of calls. Any share so surrendered may be disposed of in the same manner as a forfeited share.

38                                  A statutory declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited or surrendered on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the same is sold or disposed of, and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

TRANSFER AND TRANSMISSION OF SHARES

39                                  All transfers of shares may be effected by transfer in writing in the usual common form (or any such other form as the Board may accept) and may be under hand only. Shares of different classes shall not be transferred by the same instrument of transfer. The instrument of transfer of a share shall be signed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

40                                  Every instrument of transfer shall be left at the Office or such other place as the Board may prescribe, with the certificate of every share to be thereby transferred and such other evidence as the Board may reasonably require to prove the title of the transferor or his right to transfer the shares; and the transfer and certificate shall remain in the custody of the Board but shall be at all reasonable times produced at the request and expense of the transferor or transferee and their respective representatives or any of them. A new certificate shall be delivered to the transferee after the transfer is completed and registered on his application for the same and when necessary a balance certificate shall be delivered to the transferor if required by him in writing. A fee determined by the Board may be charged for each transfer, and also for the registration of every probate, notice, power of attorney, or document tendered for registration and shall, if required by the Board, be paid before the registration thereof.

41                                  Notwithstanding the provisions of Article 53, the Board may, in their discretion and without assigning any reasons therefor, refuse to register a transfer of any share to any person of whom they shall not approve as transferee. If the Board refuse to register a transfer of any share they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

42                                  The Company shall keep a register in accordance with the Statutes. The Register may be closed during such time as the Board think fit, not exceeding in the whole thirty days in any one year.

43                                  In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons or person recognised by the Company as having any title to or interest in his shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share jointly held by him.

44                                  A person entitled to shares in consequence of the death or bankruptcy of a member shall not be entitled to receive notice of or to attend or to vote at any meeting, or, save as aforesaid and save as regards the receipt of such dividends as the Board shall not elect to retain, to exercise any of the rights and privileges of a member, unless and until he shall have been registered as the holder of the shares.

RESTRICTIONS ON TRANSFER AND TRANSMISSION OF SHARES

45                                  A share may be transferred by a member or other person entitled to transfer to any member selected by the transferor; but save as aforesaid and save as provided by Article 50 or 53 hereof, no share shall be transferred to a person who is not a member so long as any member is willing to purchase the same at the fair value.

46                                  Except where the transfer is made pursuant to Article 50 or 53 hereof the person proposing to transfer any shares (hereinafter called the “proposing transferor”) shall give notice in writing (hereinafter called a “transfer notice”) to the Secretary of the Company that he desires to transfer the same. Such notice shall specify the sum he fixes as the fair value, and shall constitute the Secretary his agent for the sale of the shares at the price so fixed, or at the option of the purchaser (hereinafter called the “purchasing member”), at the fair value to be fixed by the Auditor in accordance with these Articles. A transfer notice may include several shares and in such case shall operate as if it were a separate notice in respect of each. A transfer notice shall not be revocable except with the sanction of the Board.

47                                  If the Secretary shall within the space of twenty-eight days after being served with a transfer notice, find a member willing to purchase the share and shall give notice thereof to the proposing transferor, he shall be bound upon payment of the fair value to transfer the share to the purchasing member.

48                                  In case any difference arises between the proposing transferor and the purchasing member as to the fair value of a share, the Auditor shall, on the application of either party and at the cost of the Company, certify in writing the sum which, in his opinion, is the Fair Value, and such sum shall be deemed to be the Fair Value, and in so certifying the Auditor shall be considered to be acting as an expert, and not as an arbitrator. The “Fair Value” shall be determined by the Auditor on the following assumptions and bases:-

(1)                                valuing the shares as on an arm’s-length sale between a willing seller and a willing buyer;

(2)                                if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

(3)                                that the shares are capable of being transferred without restriction;

(4)                                valuing the shares as a rateable proportion of the total value of all the issued shares without any premium or discount being attributable to the percentage of the issued share capital of the Company which they represent; and

(5)                                reflect any other factors which the Auditors reasonably believe should be taken into account.

49                                  If in any case the proposing transferor, after having become bound as aforesaid, makes default in transferring the share, the Company may receive the purchase money, and shall thereupon cause the name of the purchasing member to be entered in the Register as the holder of the share, and shall hold the purchase money in trust for the proposing transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing member, and after his name has been entered in the Register in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

50                                  If the Secretary shall not, within the space of twenty-eight days after being served with a transfer notice, find a person selected as aforesaid willing to purchase the shares, and give notice in manner aforesaid, the proposing transferor shall at any time within three calendar months afterwards be at liberty (1) subject to Articles 41 and 54 hereof, to sell and transfer the shares (or those not placed) to any person at a price which shall not be less than the Fair Value; or (2) after the Lock-in Period by notice to the Secretary and to each member (a “buy-sell notice”) require all the other members (the “transferring members”) to transfer their shares to the proposing transferor at a price equal to the Fair Value. The buy-sell notice shall fix a closing date not later than 30 days after the date of the buy-sell notice and on payment of the Fair Value on the closing date for the shares each  transferring member shall be bound to transfer his shares to the proposing transferor. In case of default by any transferring member the provisions of Article 49 shall apply mutatis mutandis.

51                                  If any person except a person designated in Article 53 hereof shall become entitled to any share by reason of the death of any member and if any person shall become entitled to any share by reason of the bankruptcy of any member then such person shall be bound forthwith to give a transfer notice to the Secretary as hereinbefore provided and the same results shall follow as in the case of a transfer notice voluntarily given. If the said person shall fail to give such transfer notice then the Secretary as his agent may give the same.

52                                  Every employee of the Company who is a shareholder shall forthwith on ceasing his employment with the Company be bound to give a transfer notice to the Secretary in respect of the shares so held by him and should he fail to do so the Secretary as his agent may give the same.

53                                  A share of a deceased member may be transferred by his executors or administrators to any child or other issue, widow or widower of such deceased member and shares standing in the name of the trustees of the Will of any deceased member may be transferred upon any change of trustees to the trustees for the time being of such Will (and the restrictions in Article 49 hereof shall not apply to any transfer authorised by this clause) provided always that the Company shall not be bound to recognise any trust.

53A                        Notwithstanding any provision to the contrary contained in these Articles, 45 to 53 inclusive shall not apply and there shall be no restriction on the transfer of any share where such transfer is made pursuant to, or in connection with, a Guernsey security interest agreement relating to shares in the Company and made between as the case may be any legal and/or beneficial owner of shares in the Company and any lender, security trustee, security agent or other secured party under financing made or to be made available to the Company, or to any other member of the group of companies of which the Company is a member.

TAG ALONG

54                                  If at any time one or more Shareholders (the “Proposed Sellers”) propose to sell, in one or a series of related transactions, a majority in nominal value of the Ordinary Shares in the Company (a “Majority Holding”) to any person other than pursuant to Article 45, the Proposed Sellers may only sell the Majority Holding if they comply with the provisions of this Article 54. The Proposed Sellers shall give written notice (the “Proposed Sale Notice”) to the other holders of the Ordinary Shares in the Company of such intended sale at least ten

Business Days prior to the date thereof. The Proposed Sale Notice shall set out, to the extent not described in any accompanying documents, the identity of the proposed buyer (the “Proposed Buyer”), the purchase price and other terms and conditions of payment, the proposed date of sale, and the number of Shares proposed to be purchased by the Proposed Buyer. Any other holder of Ordinary Shares in the Company shall be entitled, by written notice given to the Proposed Sellers within five Business Days of receipt of the Proposed Sale Notice, to be permitted to sell all of his shares to the Proposed Buyer on the same terms and conditions as those set out in the Proposed Sale Notice. If any other holder of Ordinary Shares in the Company is not given the rights accorded him by the provisions of this Article 54, the Proposed Sellers shall be required not to complete their sale and the Company shall be bound to refuse to register any transfer intended to carry such a sale into effect.

ALTERATION OF CAPITAL

55                                  Subject to the provisions of Article 103, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

56                                  Any new shares shall be of such class and amount and have such preference or priority as regards dividends or in the distribution of assets or as to voting or otherwise over any other shares of any class, whether then already issued or not, or be subject to such stipulations deferring them to any other shares with regard to dividends or in the distribution of the assets as the Company by such resolution may direct.

57                                  Subject to the provisions of article 103, the Company in General Meeting may before the issue of any new shares resolve that the same or any of them shall be offered to the members in proportion to the existing shares held by them at such price as the said meeting, or failing the said meeting, as the Board may fix, and such offer shall be made by notice specifying the number of shares to which the member is entitled, and limiting a time within which the offer, if not accepted, will be deemed to be declined; and after the expiration of such time, or on the receipt of an intimation from the member to whom such notice is given that he declines to accept the shares offered, the Board may offer the same on similar terms to such of the other shareholders as they may select including the Directors themselves or dispose of them in such manner as they think most beneficial to the Company. For the purpose of giving effect to this Article the Board shall whenever any offer results in a fractional part of a share being offered to a shareholder be entitled to disregard such fraction which shall then be sold by the Board and the proceeds retained by the Company. In the absence of any such determination or so far as the same shall not extend, the new shares may be dealt with as if they formed part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture and lien, surrender and otherwise.

58                                  Subject to the provisions of Article 103, the Company may by Ordinary Resolution:-

(1)                                    consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(2)                                    subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from the subdivision, one or more of the shares may have such preferred, deferred or other rights over the others as the Company has power to attach to unissued or new shares;

(3)                                    cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

(4)                                    convert all or any of its fully paid shares the nominal amount of which is expressed in a particular currency into fully paid shares of a nominal amount of a different currency in accordance with the Statutes.

59                                  The Board shall have power on any consolidation of shares, to deal with fractions of shares in any manner it may think fit.

60                                  The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

GENERAL MEETINGS

61                                  The first General Meeting of the Company shall be held within eighteen months from the date on which the Company is entitled to commence business. Thereafter a General Meeting shall be held once at least in each subsequent calendar year provided that there shall not be more than fifteen months between one such meeting and the next.

62                                  The above mentioned General Meetings (other than the first) shall be called Ordinary General Meetings; all other meetings of the Company (other than the first) shall be called Extraordinary General Meetings.

63                                  Any General Meeting convened by the Board, unless the time thereof shall have been fixed by the Company in General Meeting, or unless such General Meeting be convened in pursuance of such requisition as is hereinafter mentioned, may be postponed by the Board by notice in writing and the meeting shall, subject to any further postponement or adjournment, be held at the postponed date for the purpose of transacting the business covered by the original notice.

64                                  The Board may whenever it thinks fit, and shall on the requisition in writing of one or more shareholders representing not less than one-tenth of the issued share capital of the Company upon which all calls or other sums then due have been paid, forthwith proceed to convene an Extraordinary General Meeting.

65                                  The requisition shall be dated and shall state the object of the meeting and shall be signed by the requisitionists and deposited at the Office and may consist of several documents in like form each signed by one or more of the requisitionists.

66                                  If the Board does not proceed to cause a meeting to be held within twenty-one days from the date of the requisition being so deposited, the requisitionists, or a majority of them in value, may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

67                                  Any meeting convened by requisitionists as aforesaid shall be convened in the same manner, as nearly as possible, as that in which meetings are to be convened by the Board.

NOTICE OF GENERAL MEETINGS

68                                  Not less than ten days’ notice specifying the time and place of any General Meeting and specifying also in the case of any special business the general nature of the business to be transacted thereat shall be given by notice sent by post by the Secretary or other Officer of the Company, or any other person appointed by the Board to do so, to such members as are entitled to receive notices from the Company, provided that with the consent in writing of all the members a meeting may be convened by a shorter notice and in any manner they think fit. In every notice calling a General Meeting there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a member.

69                                  The accidental omission to give notice of any meeting to, or the non receipt of such notice by, any member shall not invalidate any resolution passed or proceeding had at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

70                                  The ordinary business of the Ordinary General Meeting shall be to receive and consider the profit and loss account (if any) and the balance sheet of the Company and the reports of the Directors and the Auditors, to elect Directors, appoint Auditors and other Officers in the place of those retiring, to fix the remuneration of the Directors and Auditors, to sanction or declare dividends and to transact any business which under these presents ought to be transacted at an Ordinary General Meeting. All other business shall be deemed special and shall be subject to notice as hereinbefore provided.

71                                  Two members present either in person or by Attorney or by Proxy or by other duly authorised representative and holding at least one fourth of the shares forming the issued share capital of the Company shall be a quorum for a General Meeting.

72                                  If within half an hour after the time appointed for the meeting a quorum is not present, the meeting, if convened by or upon the requisition of members as hereinbefore provided, shall be dissolved. If otherwise convened, it shall stand adjourned for fourteen days at the same time and place and no notice of such adjournment need be given.

73                                  The members present in person and entitled to vote shall choose one of their own number to be the Chairman at such meeting.

74                                  The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

75                                  At any General Meeting a resolution put to the vote of the meeting shall be decided by a show of hands or by a poll at the option of the Chairman. Nevertheless, before or on the declaration of the result of the show of hands, a poll may be demanded:

(1)                                by the Chairman of the meeting; or

(2)                                by one member present in person or by Attorney or by Proxy and representing at least one-tenth of the issued share capital.

Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the General Meetings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

76                                  If a poll is demanded, it shall be taken at the meeting at which the same is demanded, or at such other time and place as the Chairman of the meeting shall direct, and the result of such poll shall be deemed the resolution of the meeting.

77                                  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

78                                  If a poll shall be duly demanded on the election of a Chairman or on any question of adjournment, it shall be taken at once and in case of an equality of votes on a poll, the Chairman of the meeting at which the poll is taken shall have a second or casting vote.

79                                  Nothing in these Articles shall be construed as a provision contrary to

(1)                                the passing of a resolution in writing by the members; or

(2)                                the participation of a member in a meeting by any means of communication in accordance with the Statutes.

VOTES OF MEMBERS

80                                  Subject to the voting rights attached to shares in the Company:

(1)                                On a show of hands every member entitled to vote and present in person or by Attorney or by proxy shall have one vote.

(2)                                On a poll every member entitled to vote and present in person or by Attorney or by proxy shall have one vote for each share held by him, but this provision shall be subject to the conditions with respect to any special voting powers or restrictions for the time being attached to any shares which may be subject to special conditions.

81                                  Where there are joint registered holders of any share, such persons shall not have the right of voting individually in respect of such share, but shall elect one of their number to represent them and to vote whether in person or by proxy in their name. In default of such election the person whose name stands first on the Register in respect of such share shall alone be entitled to vote in respect thereof.

82                                  Any member being lunatic, idiot, or of unsound mind, may vote by his judicial factor, curator bonis, or other legal guardian. Any one of such persons may vote either personally or by proxy.

83                                  On a poll votes may be given either personally or by proxy, and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. A proxy need not be a member of the Company.

84                                  No member shall be entitled to be present or take part in any proceedings or vote either personally or by proxy at any General Meeting unless all calls due from him have been paid, and in every case when a member has become bankrupt he shall not, while his bankruptcy continues, be entitled to be present or vote at any General Meeting, and no member shall be entitled to vote in respect of any shares that he has acquired by purchase for pecuniary consideration unless he has been registered as owner of the shares in respect of which he claims to vote.

85                                  No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

86                                  The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised, but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its signature or execution.

87                                  The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

88                                  The instrument appointing a proxy may be in any usual or common form or in any form which the Board may approve and may include an instruction by the appointor to the proxy either to vote for or to vote against any resolution or resolutions to be put to the meeting or meetings at which it is to be used.

89                                  The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll and shall unless the contrary is stated thereon be as valid as well for any adjournment of the meeting as for the meeting to which it relates.

90                                  A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is used.

91                                  Any corporation which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise on behalf of the corporation which he represents the same powers (other than power to appoint a proxy) as that corporation could exercise if it were an individual member of the Company.

NUMBER AND APPOINTMENT OF DIRECTORS

92                                  The first Directors of the Company shall be appointed by the subscribers to the Memorandum of Association of the Company.

93                                  Unless such subscribers appoint a sole Director and until otherwise determined either by the Company in General Meeting or by the Board the number of Directors shall be not less than two.

94                                  Any holder of shares representing not less than 75% of the total shares in issue and/or holders of shares representing in aggregate at least 15% of the total shares in issue may, by notice in writing signed on their behalf and delivered to the Company at the Office, at any time and from time to time appoint one person to be a director or remove from office any director so appointed.

95                                  The Board shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed by or pursuant to these presents. Any Director so appointed shall hold office only until the next following Ordinary General Meeting and shall then be eligible for re-election.

96                                  No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless not less than ten days before the date appointed for the meeting there shall have been left at the Office notice in writing, signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election, together with notice in writing signed by that person of his willingness to be elected.

97                                  Without prejudice to the powers of the Board under Article 93 the Company in General Meeting may (subject to Article 94) appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

QUALIFICATION AND REMUNERATION OF DIRECTORS

98                                  The share qualification for a Director may be fixed by the Company in General Meeting, and unless and until so fixed no qualification shall be required.

99                                  (1)                                  The Directors shall be paid out of the funds of the Company by way of fees, such sum or sums as shall be voted by the Company in General Meeting. The Directors’ fees shall be deemed to accrue from day to day.

(2)                                The Directors shall also be entitled to be repaid all travelling and hotel expenses properly incurred by them in or with a view to the performance of their duties or in attending meetings of the Board or committees of the Board or General Meetings of the Company.

(3)                                If any Director, being willing, shall be called upon to render or to perform and shall render or perform extra or special services of any kind or shall travel or go to or reside in any country not his usual place of residence for any business or purpose of the Company, he shall be entitled to receive such sum as the Board may think fit for expenses and also such remuneration as the Board may think fit, either as a fixed sum or as a percentage of profits or otherwise, and such remuneration may, as the Board shall determine, be either in addition to or in substitution for any other remuneration which he may be entitled to receive.

ALTERNATE DIRECTORS

100                            Any Director may by notice in writing under his hand served upon the Company appoint any person (whether a member of the Company or not) as an alternate Director to attend and vote in his place at any meeting of the Directors at which he is not personally present, or to undertake and perform such duties and functions and to exercise such rights as such Director could personally, and such appointment may be made generally, or specifically, or for any period, or for any particular meeting, and with and subject to any particular restrictions or limitations. Every such appointment shall be effective and the following provisions shall apply in connection therewith:

(1)                                Every alternate Director while he holds office as such shall be entitled to notice of meetings of the Directors and to attend and to exercise all the rights and privileges of his appointor at all such meetings at which his appointor is not personally present.

(2)                                Every such alternate Director shall ipso facto vacate office if and when his appointment expires by effluxion of time or the Director appointing him vacates office as a Director or removes the alternate Director from office as such by notice in writing under his hand served upon the Company.

(3)                                No alternate Director shall be entitled as such to receive any remuneration from the Company, but every alternate Director shall be entitled to be paid all travelling, hotel and other expenses reasonably incurred by him in exercise of the duties or privileges of his office.

(4)                               A Director may act as alternate Director for another Director and shall be entitled to vote for such other Director as well as on his own account, but no Director shall at any meeting be entitled to act as alternate Director for more than one other Director.

BORROWING POWERS OF THE BOARD

101                            The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

102                            The Board shall cause a proper register to be kept of all mortgages and charges specifically affecting the property of the Company.

OTHER POWERS AND DUTIES OF THE BOARD

103                            Notwithstanding any other provisions of these Articles, the Company will not, without Investor Consent do, or cause to be done, any of the following:-

(1)                        alter its Memorandum of Association or these Articles or its accounting reference date; or

(2)                        other than as necessary to satisfy any applications for shares made on or prior to the date of adoption of these Articles, issue any unissued shares or create or issue any new shares in the Company or grant options over any of its shares or other securities; or

(3)                        acquire, purchase, or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or any body (except for the purpose of setting up a wholly owned subsidiary of the Company in furtherance of the Company’s Business); or

(4)                        alter, increase, reduce or redeem the authorised or issued share capital of the Company; or

(5)                        reorganise, consolidate, sub-divide or convert the shares for the time being in the capital of the Company or vary any of the rights attaching to any such shares; or

(6)                        make any application for a listing of any part of the share capital of the Company on the London Stock Exchange, the Alternative Investment Market or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 1986) or make any arrangements for any other form of marketing or any of its share capital (including without limitation on any bourse or stock exchange other than the London Stock Exchange); or

(7)                        appoint any committee of the Board or permit the appointment of any alternate director; or

(8)                        take any steps for (i) the winding up, administration, or dissolution of the Company; or (ii) the affairs of the Company to be declared en désastre; or (iii) the property of the Company to be placed under the control of a Guernsey Court or otherwise to be subject to any restraint; or

(9)                        take any steps to have the Company wound up whether for the purposes of amalgamation or reconstruction or otherwise unless a registered insolvency practitioner shall have advised that the Company is required by applicable law to be wound up by reason of having become insolvent; or

(10)                  give any guarantee, indemnity or security in respect of the obligations of any other person (other than any of its wholly owned subsidiaries) or permit any such guarantee or indemnity or security to subsist or vary any such guarantee or indemnity or security or provide any credit (other than normal trade credit on commercially reasonable terms in the ordinary course of the Company’s business or to any of its subsidiaries); or

(11)                  alter any restriction on the powers of the Board to borrow, give guarantees or create charges; or

(12)                  make any loan or advance (other than to any of its wholly owned subsidiaries); or

(13)                  establish or vary the rules of any profit sharing, bonus or incentive scheme or any benefits scheme; or

(14)                  sell the undertaking of the Company or any substantial part thereof or sell any fixed assets of the Company other than in the ordinary course of business; or

(15)                  dispose of any share in the capital of any subsidiary of the Company; or

(16)                  appoint or dismiss auditors to the Company; or

(17)                  carry on any business other than the ownership and/or development of Becket House, 81-90 Cheapside/36-37 Old Jewry, London, EC2 (the “Property”); or

(18)                  appoint any person, firm or company to manage the acquisition, ownership, development and realisation of the Property other than Hunter Property Fund Management Limited (No. SC199327) (“HPFM”); or

(19)                  terminate or make any material amendment to the terms of any Management Agreement between HPFM and the Company; or

(20)                  merge or consolidate the Company with another entity; or

(21)                  require that the members invest any additional capital in the Company; or

(22)                  borrow any sums secured by a deed of trust or lien against the Property; or

(23)                  except for expenditures made and obligations incurred pursuant to an Operating Budget, make any expenditure or incur any obligation by or for the Company, or approve any such expenditure or obligation to be made or incurred by the Company, in excess of 105% of the amount set forth in an Operating Budget therefor; or

(24)                  file a voluntarily bankruptcy petition, seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its assets; or file a petition or answer seeking for itself any reorganisation, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation; or file an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Company in any proceeding of this nature or to take any action in furtherance of the foregoing; or

(25)                  file any lawsuit, other than lawsuits arising from the normal day-to-day operation of the Property, such as suits to collect unpaid rent and eviction suits; or

(26)                  pay any compensation to a member or an affiliate of a member, or transact with any member or affiliate of a member, except to the extent that any payment to, or transaction with, a member is set forth in an approved Operating Budget or expressly authorised or approved pursuant to the terms of these Articles; or

(27)                  execute or approve any agreement or contract with any person to be an agent for the Company or to be other than an independent contractor, or which permits any such person to sign any agreement or contract, including, without limitation, brokerage, listing or commission agreements or service contracts, on behalf of the Company; or

(28)                  dedicate any portion of the Property to any government or political subdivision; or

(29)                  approve a management, development or leasing agreement related to the Property; or

(30)                  execute or approve any agreement, contract, or arrangement, with a term of more than one year that is not terminable with thirty (30) days notice without penalty; or

(31)                  assign the Company’s rights in specific Company property for other than Company purposes; or

(32)                  undertake any act which would make it substantially impractical to carry on the ordinary business of the Company, other than a transfer of all or substantially all of the assets of the Company in accordance with these Articles; or

(33)                  confess any judgment] against the Company; or

(34)                  sign or deliver any bond, confession of judgment, indemnity bond or surety bond by or on behalf of the Company; or]

(35)                  transfer or encumber all or any part of the Property or any other Company assets the value of which exceeds £25,000; or

(36)                  approve any tax election that adversely affects a member; or

(37)                  cause or permit any subsidiaries of the Company to do any of the things mentioned in paragraphs (1) to (36) (inclusive) substituting reference to the Company with reference to that subsidiary.

104                            Subject only to the terms of Article 103, the business of the Company shall be managed by the Board who may exercise all such powers of the Company as are not by the Statutes or by these presents required to be exercised by the Company in General Meeting, subject, nevertheless, to any of these presents, to the provisions of the Statutes, and to such regulations being not inconsistent with the Statutes or these presents, as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

105                            The Board may arrange that any branch of the business carried on by the Company or any other business in which the Company may be interested shall be carried on by or through one or more subsidiary companies, and the Board may on behalf of the Company make such arrangements as it thinks advisable for taking the profits or bearing the losses of any branch or business so carried on or for financing, assisting or subsidising any such subsidiary company or guaranteeing its contracts, obligations or liabilities.

106                            The Board may establish any local boards or agencies for managing any of the affairs of the Company, and may appoint any one or more of its number or any other person or persons to be members of such local Boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

107                            The Board may from time to time and at any time by power of attorney attested by any person duly authorised in that regard appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these presents) and for such periods and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

108                            (1)                                  A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall disclose the nature of his interest at a meeting of the Board. In the case of a proposed contract such disclosure shall be made at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract or arrangement, at the next meeting of the Board held after he became so interested and, in a case where the Director becomes interested in a contract or arrangement after it is made, the said disclosure shall be made at the first meeting of the Board held after the Director becomes so interested. For the purpose of the foregoing, a general notice given to the Board by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may, after the date of the notice, be made with that company or firm, shall be deemed to be a sufficient disclosure of interest in relation to any contract or arrangement so made, provided that no such notice shall be of effect unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given.

(2)                                A Director may vote in respect of any contract or arrangement in which he is interested and be counted in the quorum present at any meeting at which any such contract or arrangement is proposed or considered, and if he shall so vote his vote shall be counted.

(3)                                A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(4)                                Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; providing that nothing herein contained shall authorise a Director to act as Auditor of the Company.

109                            All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

110                            The Board shall cause minutes to be made in books provided for the purpose:

(1)                                 of all appointments of Officers made by the Board;

(2)                                of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(3)                                of all resolutions and proceedings at all meetings of the Company and of the Board and of committees of the Board.

111                            (1)                                  The Board may pay a gratuity, pension or allowance on death or retirement to and may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation or life assurance funds or schemes for the benefit of any persons:

(a)                                who are or were at any time in the employment or service of the Company or of any company which is or was a holding company or subsidiary of the Company or of any predecessor in business of any of them; or

(b)                               who are or were at any time Directors or Officers of the Company or of any such other company or predecessor in business as aforesaid and holding any salaried employment or executive office in the Company or such other company or predecessor in business;

and the wives, widows, children or dependants of any such persons. The receipt of any such gratuity, pension, or allowance shall not disqualify any person from being or becoming a Director of the Company.

(2)                                The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid and make payments for or towards the insurance of any such persons as aforesaid.

(3)                                The Board may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

DISQUALIFICATION OF DIRECTORS

112                            The office of a Director shall, ipso facto, be vacated :

(1)                                 if he (not being a person holding for a fixed term an executive office subject to termination if he cease from any cause to be a Director) resigns his office by written notice signed by him sent to or deposited at the Office;

(2)                                 if he shall have absented himself (such absence not being absence with leave or by arrangement with the Board on the affairs of the Company) from meetings of the Board for a consecutive period of twelve months and the Board resolves that his office shall be vacated;

(3)                                if he becomes a lunatic or of unsound mind;

(4)                                if he becomes a bankrupt, suspends payment, compounds with his creditors or is adjudged insolvent; or

(5)                                subject to the provisions of article 94, if he is requested to resign by written notice signed by all his co-Directors.

(6)                                subject to the provisions of article 94, if the Company in General Meeting shall by Ordinary Resolution declare that he shall cease to be a Director.

113                            Subject to the provisions of article 94, If the Company in General Meeting removes any Director before the expiration of his period of office it or the Board may appoint another person to be a Director in his stead. The person so appointed shall retain his office so long only as the Director in whose place he is appointed would have held the same if he had not been removed. Such removal shall be without prejudice to any claims such Director may have for damages for breach of any contract of service between him and the Company.

PROCEEDINGS OF DIRECTORS

114                            (1)                                  The Board may meet for the despatch of business, adjourn, and otherwise regulate its meetings, as it thinks fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote.

(2)                                Any director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment provided that all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the Statutes, all business transacted in such manner by the directors or a committee of the directors shall for the purposes of the Articles be deemed to be validly and effectively transacted at a meeting of the directors or of a committee of the directors notwithstanding that fewer than two directors or alternate directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

115                            The Board shall also determine from time to time the notice necessary for its meetings and the persons to whom such notice shall be given.

116                            A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board.

117                            The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the minimum number fixed by or pursuant to these presents the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting of the Company, but for no other purpose. If there be no Directors or Director able or willing to act, then any two shareholders may summon a General Meeting of the Company for the purpose of appointing Directors.

118                            The Board may elect a Chairman of their meetings and determine the period for which he is to hold office. If no such Chairman be elected, or if at any meeting the Chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

119                            The Board may delegate any of their powers, other than the powers to borrow money (apart from temporary loans obtained from the Company’s bankers in the ordinary course of business) or make calls, to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board or, in the absence of any such regulations, the regulations for the time being applicable to the Board itself.

120                            The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed shall be two except that where the minimum number of Directors has been fixed at one pursuant to Article 92 a Sole Director shall be deemed to form a quorum. For the purposes of this Article an alternate appointed by a Director under Article 98 shall be counted in a quorum at a meeting at which the Director appointing him is not present.

121                            A resolution in writing signed by each Director (or his alternate) for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of the committee concerned.

EXECUTIVE DIRECTOR

122                            (1)                                  The Board may from time to time appoint one or more of their body to be holder of any executive office, including the office of Managing or Joint Managing or Deputy or Assistant Managing Director, on such terms and for such periods as they may determine.

(2)                                The appointment of any Director to any executive office including the office of Managing or Joint Managing or Deputy or Assistant Managing Director shall be subject to termination if he cease from any cause to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(3)                                The Board may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Board upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

SECRETARY

123                            The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as the Board may think fit; and any secretary so appointed may be removed by the Board but without prejudice to any claim which he may have for damages for breach of any contract of service between him and the Company.

124                            Any provision of the Statutes or these presents requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

125                            The Company may have a Seal and if the Directors resolve to adopt a Seal then the Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by any person or persons authorised by the Board in that behalf.

126                            The Board may from time to time authorise the use of an Official Seal in such manner as the Board may at its discretion determine.

AUTHENTICATION OF DOCUMENTS

127                            Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company (including the Memorandum and Articles of Association) and any resolutions passed by the Company or the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other Officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

DIVIDENDS

128                            The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Board.

129                            No dividend shall be paid otherwise than out of the profits of the business of the Company.

130                            Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share and all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid; but, if any share be issued on terms providing that it shall rank for dividend as from a particular date or for all dividends declared after a particular date, such share shall rank for dividend accordingly.

131                            The Board may from time to time declare and pay to the members such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also declare and pay any fixed dividend which is payable on any shares of the Company half-yearly or otherwise on fixed dates, whenever such position, in the opinion of the Board, justifies that course.

132                            Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date whether such date be before or after the incorporation of the Company the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits and losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

133                            The Board may deduct from any dividend payable to any member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

134                            The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

135                            The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

136                            With the sanction of the Company in General Meeting any dividend may be paid wholly or in part by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of the Company or paid-up shares, debentures or debenture stock of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all members, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Board.

137                            Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

138                            No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.

139                            All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed, and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of six years after having been declared shall be forfeited and shall revert to the Company.

RESERVES

140                            The Board may before recommending any dividend set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion either be employed in the business of the Company or be invested in such investments (other than shares of the Company or its holding company, if any) as the Board may from time to time think fit. The Board may also without placing the same to reserve, carry forward any profits which it may think prudent not to divide.

CAPITAL RESERVE

141                            The Board may establish a reserve to be called the ‘Capital Reserve’. All capital appreciation realised upon or derived from the sale, realisation or payment off of properties securities or investments or other realisations of or dealings with the capital assets or any other sums which in the opinion of the Board are of a capital nature shall be applied to capital purposes only and unless forthwith appropriated to meeting realised losses on sales, realisation or payment off of or on any change or transposition of securities, investments or properties or other realisations of or dealings with capital assets or to writing down properties, securities, investments, or other capital assets (either individually or in the aggregate) shall be carried by the Board to the credit of a capital reserve and all losses of a similar nature shall be carried to the debit of such capital reserve. The sum carried and for the time being standing to the credit of the capital reserve shall not in any event be transferred to profit and loss or revenue account but may be regarded as available for capital distribution or for making good losses on the Company’s properties, securities and investments or for providing for depreciation in the value of the Company’s properties, securities and investments. Any moneys for the time being standing to the credit of the capital reserve may, at the discretion of the Board, either be employed in the business of the Company or be invested in such properties, investments (other than shares of the Company) or other assets as the Board may from time to time think fit.

CAPITALISATION OF PROFITS

142                            The Company in General Meeting may, upon the recommendation of the Board, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other and the Board shall give effect to such resolution.

143                            Whenever such a resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully-paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such provision by payment in cash, or otherwise as it thinks fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

ACCOUNTS

144                            The Board shall cause proper books of account to be kept with respect to all the transactions, assets and liabilities of the Company in accordance with the Statutes and with accounting principles generally accepted and consistently applied on such basis as will, in the opinion of the Auditors, be most advantageous to the Company. The books and records shall include the designation and identification of any property in which the Company owns a beneficial interest.

145                            The books of account shall be kept at the Office or at such other place or places as the Board shall think fit, and shall at all times be open to the inspection of the Directors and the members, but no person, other than a Director or member or Auditor or an Officer, Clerk, Accountant, or other person whose duty requires and entitles him to do so, shall be entitled to inspect the books, accounts, documents or writings of the Company, except as provided by the Statutes or authorised by the Board or by the Company in General Meetings.

146                            A balance sheet and profit and loss account shall be made out and laid before the Company at its Ordinary General Meeting in each year, and such balance sheet and profit and loss account shall contain a general summary of the assets and liabilities of the Company. The balance sheet and profit and loss account shall be accompanied by a report of the Directors as to the state and condition of the Company, as to the amount (if any) which they recommend to be paid by way of dividend to the members, and the amount (if any) which they have carried or propose to carry to reserve. The report and balance sheet and profit and loss account shall be signed on behalf of the Board by at least two of the Directors of the Company, and the Auditors’ report shall be attached to the balance sheet and profit and loss account, or there shall be inserted at the foot of the balance sheet and profit and loss account a reference to the report. The Auditors’ report shall be read at the Ordinary General Meeting.

147                            A copy of every balance sheet and of all documents annexed thereto, including the reports of the Directors and the Auditors, shall, at least ten days before the meeting, be served on each of the registered holders of shares in the manner in which notices are hereinafter directed to be served and on all holders of debentures and on the Auditors.

AUDIT

148                            Subject to the Statutes the Company may elect to become an unaudited company. Whilst the Company continues as an unaudited company the provisions of these Articles in so far as they relate to the appointment of Auditors the duties of Auditors and to the report of Auditors shall be suspended and cease to have effect.

149                            If an appointment of Auditors is not made at an Ordinary General Meeting, the Court may, on the application of any member of the Company appoint an Auditor of the Company for the current year and fix the remuneration to be paid to him by the Company for his services.

150                            A Director or Officer of the Company shall not be capable of being appointed as an Auditor of the Company.

151                            A person, other than a retiring Auditor, shall not be capable of being appointed Auditor at an Ordinary General Meeting unless notice of an intention to nominate that person to the office of Auditor has been given by a member to the Company not less than fourteen days before the Ordinary General Meeting and the Board shall send a copy of any such notice to the retiring Auditor and shall give notice thereof to the members not less than seven days before the Ordinary General Meeting. Provided that if, after a notice of the intention to nominate an Auditor has been so given, an Ordinary General Meeting is called for a date fourteen days or less after such notice has been given, the requirements of this provision as to time in respect of such notice shall be deemed to have been satisfied and the notice to be sent or given by the Company may, instead of being sent or given within the time required by this Article, be sent or given at the same time as the notice of the Ordinary General Meeting.

152                            The first Auditors of the Company shall be appointed by the Board before the first General Meeting, and they shall hold office until the first Ordinary General Meeting unless previously removed by a resolution of the Company in General Meeting, in which case the members at such meeting may appoint Auditors.

153                            The Board may fill any casual vacancy in the office of Auditor, but while any such vacancy continues the surviving or continuing Auditor or Auditors (if any) may act.

154                            The remuneration of the Auditors shall be fixed by the Company in General Meeting or in such manner as the Company may determine except that the remuneration of any Auditors appointed by the Directors shall be fixed by the Directors.

155                            Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and as regard books, accounts and vouchers of which the originals are not readily available shall be entitled to rely upon copies thereof or extracts therefrom certified by the Company’s representatives, and shall be entitled to require from the Board and the Officers of the Company such information and explanations as may be necessary for the performance of the duties of the Auditors, and the Auditors shall make a report to the members on the accounts examined by them, and on every balance sheet and profit and loss account laid before the Company in General Meeting during their tenure of office, and the report shall state:

(1)                                 whether or not they have obtained all the information and explanations they have required; and

(2)                                whether in their opinion the balance sheet and profit and loss account referred to in the report is drawn up in conformity with the Statutes; and whether in their opinion such balance sheet and profit and loss account exhibits a true and fair view of the state of the Company’s affairs and the profit and loss of the Company for that financial year.

156                            Any Auditor shall, on quitting office, be eligible for re-election.

NOTICES

157                            A notice may be given by the Company to any member either personally or by sending it by post in a prepaid letter addressed to such member at his registered address or, if he desires that notices shall be sent to some other address or person, to the address or person supplied by him to the Company for the giving of notices to him.

158                            Any notice or other document, if served by post, shall be deemed to have been served in the case of a meeting on the day next following that on which the same was posted, and in any other case at the time at which the notice would be delivered in the ordinary course of post. In proving such service it shall be sufficient to prove that the notice or document was properly addressed, stamped and posted.

159                            A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

160                            Any notice or document delivered or sent by post to or left at the registered address of any member shall, notwithstanding the death, bankruptcy, lunacy, incapacity or disability of such member, and whether the Company has notice thereof, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in any such share.

WINDING UP

161                            (1)                                  If the Company shall be wound up, whether voluntarily or otherwise, the Liquidator may, with the sanction of an Extraordinary Resolution, divide among the members in specie any part of the assets of the Company, and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for the benefit of the members as the Liquidator with the like sanction shall think fit.

(2)                                If thought expedient, subject to the obtaining of any necessary consents or sanctions, any such division may be otherwise than in accordance with the then existing rights of the members and in particular any class may be given preferential or special rights, or may be excluded altogether or in part, but in default of any such provision the assets shall, subject to the rights of the holders of shares issued with special rights or privileges or on special conditions, be distributed rateably according to the amount paid up on the shares.

(3)                                In case any of the shares to be divided as aforesaid involve a liability to calls or otherwise, any person entitled under such division to any of the said shares, may, within fourteen days after the passing of the Extraordinary Resolution, by notice in writing direct the Liquidator to sell his proportion and pay him the net proceeds and the Liquidator shall, if practicable, act accordingly.

INDEMNITY

162                            The Directors, Managing Directors, Managers, Agents, Auditors, Secretary and other Officers or servants for the time being of the Company, and the Trustees (if any) for the time being acting in relation to any of the affairs of the Company and every of them, and every of their heirs and executors, shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages, and expenses, which they or any of them, their or any of their heirs or executors shall or may incur or sustain by reason of any contract entered into or any act done, concurred in, or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful act, neglect or default respectively, and none of them shall be answerable for the acts, receipts, neglects, or defaults of the other or others of them, or for joining in any receipt for the sake of conformity, or for any bankers or other person with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for any bankers, brokers, or other persons into whose hands any money or assets of the Company may come, or for any defects of title of the Company to any property purchased, or for insufficiency or deficiency of or defect of title of the Company to any security upon which any moneys of or belonging to the Company shall be placed out or invested, or for any loss, misfortune or damage resulting from any such cause as aforesaid, or which may happen in the execution of their respective offices or trusts, or in relation thereto, except the same shall happen by or through their own wilful act, neglect or default respectively.

163                            The directors may exercise all the powers of the Company to purchase and maintain for any director, auditor or other officer (including former directors and other officers) or any other person insurance against any liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

INSPECTION OF REGISTERS ETC

164                            The Board shall from time to time determine whether, and to what extent, and at what times and places, and under what conditions or regulations, the accounts and books of the Company (all or any and which of them) shall be open to inspection, and no member shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by a resolution of the members in General Meeting. Until otherwise determined the right so to inspect shall be exercisable only after three clear days’ notice in writing shall have been served on the Company.

REIT PROHIBITED TRANSACTIONS

165                            The Company does not currently engage in any activities or hold any assets that would constitute or result in the occurrence of a REIT Prohibited Transaction as defined herein. Notwithstanding anything to the contrary contained in these Articles, during the time BH Entity is a member of the Company, neither the Company, the Board, nor any other member shall take or refrain from taking any action which, or the effect of which, would constitute or result in the occurrence of a REIT Prohibited Transaction by the Company or any subsidiary thereof as set out below:-

(1)                                 Entering into any lease or permitting any sublease that provides for rent based in whole or in part on the income or profits of any person, excluding for this purpose a lease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any person without reduction for any sublessor costs;

(2)                                 Leasing personal property, excluding for this purpose a lease of personal property that is entered into in connection with a lease of real property where the rent attributable to the personal property is less than 15% of the total rent provided for under the lease;

(3)                                 Acquiring or holding any debt investments unless (i) the amount of interest income received or accrued by the Company under such loan does not, directly or indirectly, depend in whole or in part on the income or profits of any person; and (ii) the debt is duly secured by mortgages on real property or on interests in real property;

(4)                                 Acquiring or holding, directly or indirectly, more than 10% of the outstanding securities of any one issuer (by vote or value) other than an entity which either (i) has properly elected to be taxable as a partnership for United States federal income tax purposes by filing IRS Form 8832; or (ii) has properly elected to be a “taxable REIT subsidiary” of REIT by jointly filing with REIT IRS Form 8875. For the avoidance of doubt, the Company and the members acknowledge that any such election on IRS Form 8832 and/or on IRS Form 8875 made under this Article 165(4) will be effective for United States federal income tax purposes only;

(5)                                 Making an election or taking any action or failing to take any action that would cause the Company or any subsidiary or affiliate of the Company to be treated as (i) an entity that is not classified as a partnership for US federal income tax purposes; or (ii) a publicly traded partnership as defined in Section 7704 of the Code;

(6)                                 Entering into any agreement where the Company received amounts, directly or indirectly, for rendering services to the tenants of any Property other than (i) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class in the geographic areas in which the Property is located where such services are either provided by (A) an Independent Contractor (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company does not, directly or indirectly, derive revenue; or (B) a taxable REIT subsidiary of REIT who is adequately compensated for such service; or (ii) amounts received for services that are customarily furnished or rendered in connection with the rental of space for occupancy only (as opposed to being rendered primarily for the convenience of the Company’s tenants);

(7)                                 Entering into any agreement where a material amount of income received or accrued by the Company under such agreement, directly or indirectly, does not qualify as either (i) “rents from real property”; or (ii) “interest on obligations secured by mortgages on real property or on interests in real property,” in each case as such terms are defined in Section 856(c) of the Code;

(8)                                 Holding cash of the Company available for operations or distribution in any manner other than a traditional bank checking or savings account; or

(9)                                 Selling or disposing of any Property, subsidiary or other asset of the Company prior to the completion of a four (4) year holding period with such period to begin on the date the Company acquires a direct or indirect interest in such Property, subsidiary or asset. Notwithstanding the foregoing, the Company can sell or dispose of any such Property, subsidiary or asset on prior written notice to BH Entity, such written notice to occur no later than 120 days prior to the Company entering into any written contract for any such sale or disposition.

166                            Notwithstanding the foregoing Article 165 above, the Company may enter into a REIT Prohibited Transaction if it receives the prior written approval of BH Entity specifically acknowledging that BH Entity is approving a REIT Prohibited Transaction pursuant to these Articles.

US FILING

167                            The Company and any subsidiary shall timely file IRS Form 8832 electing to be treated as a partnership or disregarded entity for US federal income tax purposes effective as of (i) the admission of BH Entity as a Shareholder; and (ii) the formation or acquisition of such subsidiary entity by the Company. The Company shall jointly file IRS Form 8875, a taxable REIT subsidiary election, with and with respect to the REIT on the election of BH Entity, and concurrently with any such IRS Form 8875, a second IRS Form 8832 electing corporate status. For the avoidance of doubt, the Company and the members acknowledge that any such election on IRS Form 8832 and/or IRS Form 8875 made under this Article 167 will be effective for United States federal income tax purposes only.

168                            The Company and each of its members has been advised that the parent company of BH Entity is an entity that sells securities, maintains U.S. GAAP audited financial statements and/or is publicly registered with the Units States Securities and Exchange Commission (“SEC”). As a result, such parent company is subject to GAAP financial statement requirements and other reporting requirements. These requirements include but are not limited to quarterly and annual financial reporting (including the reports for public companies on Form 10-Q and Form 10-K and reporting under Rules 3-05, 3-09 or 3-14 of Regulation S-X). In addition, certain accounting requirements may dictate that BH Entity or its parent company report the Company and/or the Property as a subsidiary of BH Entity or its parent company. Therefore, notwithstanding anything contained herein to the contrary, the Company shall cause to be provided to BH Entity such information in the possession of the Company or within its control as BH Entity requires in order to consolidate, audit and/or review financial statements of the Company or the Property for the applicable reporting periods.

FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS

169                            If a member fails to timely contribute all or any portion of any Additional Capital Contribution required of such member, then such member shall be considered a “Delinquent member”. The Company may, upon notice to a Delinquent member, permit the non-Delinquent member(s) to advance that portion of the Additional Capital Contribution that is in default as a loan (a “Default Loan”) to the Company with the following results: (A) the sum thus advanced shall constitute a loan to the Delinquent member for which the Delinquent member will pledge its interests in the Company as security for such loan; (B) such loan and all accrued unpaid interest thereon shall be due twelve (12) months after such advance is made; (C) the loan shall bear interest at the lesser of twelve percent (12%) per annum or the highest rate permitted by applicable law, from the date made until the date fully repaid compounding monthly; (D) as the sole source of repayment of the Default Loan, Company distributions and other payments that otherwise would be made to the Delinquent member (whether before or after dissolution of the Company) under this Agreement shall be paid to the non-Delinquent member(s) until the loan and all interest accrued thereon is paid in full (with all such payments being applied first to accrued and unpaid interest and then to principal and being deemed to be a distribution or payment (as may apply) to the Delinquent member, and, in turn, a payment by the Delinquent member with respect to the loan from the non-Delinquent member).

170                            Operating Budget

The Company shall operate under annual Operating Budgets which the Board shall cause to  be prepared and approved by Investor Consent.